SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2015

Arrayit Corporation
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

927 Thompson Place
Sunnyvale, CA  94085
(Address of principal executive offices)

Rene A. Schena
927 Thompson Place
Sunnyvale, CA  94085
(Name and address of agent for service)
408-744-1331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – Other Events

SUNNYVALE, California – September 30, 2015 – The Board of Directors of Arrayit Corporation has voted unanimously to distribute ten million common shares of its subsidiary Avant Diagnostics, Inc. to all common shareholders of ARYC as of the record date, which is the market close on September 30, 2015.  The present market value of this dividend is approximately 3 million US Dollars.  Based on the approximately 450 million common shares of ARYC currently issued, ARYC common shareholders will receive approximately 0.022 shares of AVDX per share of ARYC.  The company expects that the stock certificates can be distributed within approximately four weeks after the record date, pending regulatory approval of the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrayit Corporation

Date: September 30, 2015	By:	/s/ Rene A. Schena
Name: Rene A. Schena
Title: Chief Executive Officer